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                                                                 EXHIBIT 1.10(c)


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Service Request
LEGACY
Plus

AMERICAN GENERAL LIFE
Legacy Plus_Variable Divisions

BT Insurance Funds Trust

     .  Division 179_Equity 500 Index
     .  Division 180_EAFE Equity Index

AIM Variable Insurance Funds, Inc.

     .  Division 181_AIM V.I. Value

Morgan Stanley Universal Funds, Inc.

     .  Division 182_Equity Growth

Royce Capital Fund

     .  Division 183_Royce Total Return

American General Series Portfolio Company

     .  Division 184_Money Market
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1. POLICY IDENTIFICATION
Complete this section for ALL requests.

American General Life Insurance Company ("AGL")
A Subsidiary of American General Corporation
Houston, Texas
Variable Universal Life INSURANCE Service Request
Complete and return this request to:
Variable Universal Life Operations
PO Box 4880 Houston, TX. 77210-4880
(888) 325-9315 or (713) 831-3443
Fax: (713) 620-3857

1. POLICY #:      Insured:
Address:  New Address (yes) (no)
Primary Owner (If other than insured):
Address:  New Address (yes) (no)
Primary Owner's S.S. No. or Tax l.D. No._____________________
Phone Number: (___) ______ - __________
Joint Owner (If applicable):
Address:  New Address (yes) (no)

2. NAME CHANGE

Complete this section if the name of the Insured, Owner, Payor or Beneficiary has changed. (Please note, this does not change the Insured, Owner, Payor or Beneficiary designation)

Change Name Of: (Circle One)      Insured       Owner Payor    Beneficiary
Change Name From: (First, Middle, Last)  Change Name To: (First, Middle, Last)

Reason for Change: (Circle One)  Marriage     Divorce     Correction
Other (Attach copy of legal proof)

3. MODE OF PREMIUM

   PAYMENT/BILLING METHOD CHANGE

Use this section to change the billing frequency and/or method of premium payment. Note, however, that AGL will not bill you on a direct monthly basis. Refer to your policy and its related prospectus for further information concerning minimum premiums and billing options. Indicate frequency and premium
amount desired: $     Annual    $     Semi-Annual       $       Quarterly

$         Monthly (Bank Draft Only)

Indicate billing method desired:  Direct Bill
Pre-Authorized Bank Draft
(attach a Bank Draft Authorization Form and "Void" Check)

Start Date:     /              /
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4. LOST POLICY CERTIFICATE

   Complete this section if applying for a Certificate of Insurance or duplicate policy to replace a lost or misplaced policy. If a full duplicate policy is being requested, a check or money order for $25 payable to AGL must be submitted with this request.

   I/we hereby certify that the policy of insurance for the listed policy has been

   LOST        DESTROYED         OTHER.

   Unless I/we have directed cancellation of the policy, I/we request that a:

          Certificate of Insurance at no charge
          Full duplicate policy at a charge of $25

   be issued to me/us. If the original policy is located, I/we will return the Certificate or duplicate policy to AGL for cancellation.

5. DOLLAR COST AVERAGING

($100,000 minimum initial accumulation value) An amount may be deducted periodically from the Money Market Division and placed in one or more of the Divisions listed. Please refer to the prospectus for more information on the Dollar Cost Averaging Option.

Designate the day of the month for transfers:    (choose a day from 1-28)
Frequency of transfers (check one): Monthly   Quarterly  Semi-Annually Annually

I want: $ ($5,000 minimum) taken from the Money Market Division and transferred to the following Divisions:

I (/we if Joint Owners) hereby authorize AGL to act on telephone instructions to transfer values among Divisions and to change allocations for future purchase payments and monthly deductions.
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6. TELEPHONE PRIVILEGE AUTHORIZATION

Complete this section if you are applying for or revoking current telephone privileges.

I (/we if Joint Owners) hereby authorize AGL to act on telephone instructions to transfer values among Divisions and to change allocations for future purchase payments and monthly deductions.

Initial the designation you prefer:

     Policy Owner(s) only_If Joint Owners, either one acting independently.

     Policy Owner(s) and Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone transfer or allocation instructions received and acted upon in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers or allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone transaction, l will notify AGL in writing within five working days from the receipt of the confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at the address printed on the top of this service request form.

     Initial Here To Revoke Telephone privilege authorization.


7. CORRECT AGE

Use this section to correct the age of any person covered under this policy. Proof of the correct date of birth must accompany this request. Name of Insured for whom this correction is submitted: ________________________
Correct DOB: ________/________/________

8. TRANSFER OF ACCUMULATED VALUES

Use this section if you want to move money between divisions. If a transfer causes the balance in any division to drop below $5,000, AGL reserves the right to transfer the remaining balance. There is a $25 charge for each transfer in excess of 12 per maintaining consistency throughout.

(Division Name or Number)       (Division Name or Number)

Transfer $      or   %     from       to       .
Transfer $      or   %     from       to       .
Transfer $      or   %     from       to       .
Transfer $      or   %     from       to       .
Transfer $      or   %     from       to       .
Transfer $      or   %     from       to       .
Transfer $      or   %     from       to       .
Transfer $      or   %     from       to       .
Transfer $      or   %     from       to       .
Transfer $      or   %     from       to       .

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9. CHANGE IN ALLOCATION PERCENTAGES

Use this section to indicate how premiums or monthly deductions are to be allocated. Total allocation in each column must equal 100%; whole numbers only.

INVESTMENT DIVISION  PREM %  DED %  INVESTMENT DIVISION
PREM %  DED %

BT Insurance Funds Trust
(179) Equity 500 Index
(180) EAFE Equity Index
AIM Variable Insurance Funds, Inc.
(181) AIM V.l. Int'l Equity
Morgan Stanley Universal Funds, Inc.
(182) Equity Growth
Royce Capital Fund
(183) Royce Total Return
American General Series Porfolio Company
(184) Money Market

10. AUTOMATIC REBALANCING

($100,000 minimum accumulation value) Use this section to apply for or make changes to Automatic Rebalancing of the divisions. Please refer to the prospectus for more information on the Automatic Rebalancing Option. This option is not available while the Dollar Cost Averaging Option is in use.

Indicate frequency: Quarterly   Semi-Annually    Annually

     (Division Name or Number)       (Division Name or Number)

%      :           %                :
%      :           %                :
%      :           %                :
%      :           %                :
%      :           %                :
%      :           %                :

Initial Here To Revoke Automatic Rebalancing Election.

11.  REQUEST FOR PARTIAL SURRENDER/POLICY LOAN

Use this section to apply for a partial surrender or policy loan. Minimum Cash Surrenter Value after a Partial Surrender or Loan must not be less than $100,000. (There are some states which are excluded from the Minimum Cash Surrender Value Provision.) For detailed information concerning these two options please refer to your policy and its related prospectus.
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If applying for a partial surrender, be sure to complete the Notice of
Withholding section of this Service Request in addition to this section.

I request a partial surrender of $    or    % of the net cash surrender value.
I request a loan in the amount of $       .
I request the maximum loan amount available from my policy.

Unless you direct otherwise below, proceeds are allocated according to the deduction allocation percentages in effect, if available; otherwise they are taken pro-rata from the Variable Divisions in use.

12. NOTICE OF WITHHOLDING

Complete this section if you have applied for a partial surrender in Section 11.

The taxable portion of the distribution you receive from your variable universal life insurance policy is subject to federal income tax withholding unless you elect not to have withholding apply. Withholding of state income tax may also be required by your state of residence. You may elect not to have withholding apply by checking the appropriate box below. If you elect not to have withholding apply to your distribution or if you do not have enough income tax withheld, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules, if your withholding and estimated tax are not sufficient. Check one: I do want income tax withheld from this distribution. I do not want income tax withheld from this distribution.

13. AFFIRMATION/SIGNATURE

Complete this section for ALL requests.

CERTIFICATION: Under penalties of perjury, I certify: (1) that the number shown on this form is my correct taxpayer identification number and; (2) that I am not subject to backup withholding under Section 3406(a)(1)(c) of the Internal Revenue Code. The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

Dated at__________________________________ this__________ day of____________________________, 19________.


________________________________       ________________________________
XSignature of Owner                    XSignature of witness

________________________________       ________________________________
XSignature of Joint Owner              XSignature of witness

________________________________       ________________________________
XSignature of Assignee                 XSignature of witness